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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 31, 2002
(Date of Earliest Event Reported: May 23, 2002)

THE GENLYTE GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

0-16960
(Commission File Number)

22-2584333
(IRS Employer Identification No.)

4360 Brownsboro Road, Louisville, KY (Address of principal executive offices)	40207 (Zip Code)

(502) 893-4600
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        (a)  On May 23, 2002, upon the recommendation of the Audit Committee, the Board of Directors of The Genlyte Group Incorporated (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.

        (b)  Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        (c)  During the years ended December 31, 2001 and 2000, and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen, would have caused the firm to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements for such years.

        (d)  During the years ended December 31, 2001 and 2000, and through the date hereof, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        (e)  The Company has requested Arthur Andersen to furnish a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16.1 to this report.

        (f)    During the years ended December 31, 2001 and 2000, and through the date hereof, the Company did not consult with Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission regarding change in auditors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

By: /s/ William G. Ferko Name: William G. Ferko Title: Vice President, Chief Financial Officer & Treasurer

Date: May 31, 2002

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SIGNATURES